EXHIBIT 10.26

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
          OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED
             FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
          STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
             (THE "SECURITIES ACT") OR PURSUANT TO AN EXEMPTION FROM
                                SUCH REGISTRATION

                                  COMMON STOCK                      Warrants
                                                                      50,000

                          PURCHASE WARRANT CERTIFICATE

                         WASTE CONVERSION SYSTEMS, INC.

                             (A Nevada Corporation)

         THIS WARRANT CERTIFICATE (this "Warrant") certifies that Water-Jel Technologies, inc. (the "Holder") is entitled to purchase up to 50,000 shares of Common Stock of WASTE CONVERSION SYSTEMS, Inc., a Nevada corporation (the "Company"), subject to the terms and conditions hereinafter set forth.

1. The Company has filed a registration statement on Form SB-2 (SEC File No. 33-6299O) ("Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering a prospective public offering of Units of the Company's securities. Each Unit is comprised on two shares of the Company's common stock and one Common Stock Purchase Warrant ("Public Warrant"). All of the terms and conditions of the Public Warrant, as set forth and described in the Registration Statement on the date that the Registration Statement is declared effective by the Securities and Exchange Commission, are hereby incorporated by this reference as a specific part of this Warrant and, thereby, shall constitute all of the terms and conditions of this Warrant.

2.       (a) This  Warrant and the Common  Stock is issuable on exercise of this
Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply.

         (b) This Warrant may be signed by Holder, subject to the Company's prior written consent, which shall be effected by the Holder by (i) executing the form of assignment attached hereto; (ii) surrendering the Warrant for cancellation at the office or agency of the Company;

and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and/or the Underlying Shares, delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder's assignee for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant(s) representing, in the aggregate, rights to purchase the same number of shares as are purchasable under the surrendered Warrant. The term "Holder" shall be deemed to include any permitted assignee/transferee holder of this Warrant. Any Warrants assigned shall be subject to all of the provisions of this Warrant.

3. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants

4. The Company shall register the Underlying Shares under the Registration Statement and the Company shall bear all costs and expenses of the inclusion of the Underlying Shares in the Registration Statement; (except for any sales commissions or professional fees, including attorneys fees, which Holder may incur in connection with the offer and sale of the Underlying Shares). The Underlying Shares may hot be sold pursuant to the Registration Statement for a period of six months from the effective date thereof without the prior written consent of the underwriter of the Units covered by the Registration Statement. In connection with the inclusion of the Registration Statement and the sale of the Underlying Shares, Holder shall comply with all applicable provisions of the federal and state securities laws and otherwise cooperate with the Company to assure compliance with such laws.

5. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

6. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada.

         IN WITNESS WHEREOF, Waste Conversion Systems, Inc. has caused this Warrant to be signed by its duly authorized officer and to be effective as of November 24, 1993.
------------------
                                                  WASTE CONVERSION SYSTEMS, INC.


                                                            By: /s/James Woodley
                                                               -----------------
                                                               James Woodley
                                                               Secretary

                                  PURCHASE FORM


                  (To be signed only upon exercise of Warrant)


            The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of $.01 par value common stock of Waste Conversion Systems, Inc. and herewith makes payment of $____________ thereof, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _________________________, whose address(es) is (are)
                     ----------------------------------------------------------.


Dated:                              , 19  .
       -----------------------------    --




                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     Address

                                      NOTE

$50,000                                                      Englewood, Colorado
                                                               November 19, 1993

         For value received, Waste Conversion Systems, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Water-Jel Technologies, Inc. ("Holder") at 243 Veterans Blvd., Car1stadt, NJ 07072 the Principal Amount of $50,000, together with interest which shall accrue at the rate of 6% per annum on the unpaid balance of the Principal Amount until paid. Interest shall accrue after maturity at the rate of 10% per annum.

                  The Principal Amount, together with accrued interest, shall be due six months from the date hereof or 24 hours after the date of the Company's receipt of net proceeds from the public offering of its securities covered by Registration Statement (SEC File No. 33-62990), whichever event shall occur first; provided, however, the entire Principal Amount, together with accrued interest, shall be immediately due and payable to Holder in the event the Company shall suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors, have a creditor's committee appointed, make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due or shall Commence or shall have commenced against it any action or proceeding for relief under the United States Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States Bankruptcy Code or any other present or future statute, law or regulation or shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or all or any part of its properties or assets.

         All payments hereunder shall be made to the Holder at its address set forth above or at such other place as Holder shall from time to time to designate to the Company in writing.

         This Note may be prepaid by the Company at any time, without premium or penalty, provided that all accrued interest shall be paid together with each such prepayment.

Any and all notices or other communications required or permitted to be given under any of the provisions of this Note shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class certified mail, return receipt requested, addressed to the parties at their current address (or at such other address as any party may specify by notice to all other parties given as aforesaid).

This Note was issued in the State of Colorado, shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein. The federal and state courts sitting in the City of Denver, Colorado shall have exclusive jurisdiction on all matters relating to this Note.

         The Holder of this Note shall be entitled to recover reasonable attorney's fees and other costs of collecting this Note.

                                                 WASTE CONVERSION SYSTEMS, INC.


                                                  By:  /s/
                                                     ---------------------------

                                                               November 24, 1993



         Yitz Grossman
         Water Gel Techno1ogies
         243 Veterans Boulevard
         Carlstadt, New Jersey 07072

            Re:   Waste Conversion Systems, Inc.

         Dear Yitz:

         Pursuant to the instructions which I have received from Stan Abrams, President of Waste Conversion Systems, Inc., enclosed are the Common Stock Purchase Warrants and Promissory Notes for each of the parties named below. Each warrant covers 50,000 shares and each note is for $50,000 principal amount.

                           Sara Leifer
                           Dogwood Lane
                           Lawrence, New York 11559

                           Martin Chopp
                           1129 East 22nd Street
                           Brooklyn, New York 11210

                           Jeffrey Rubin
                           152 East 9th Street
                           Lakewood, New Jersey 08701


         Also attached to each warrant/note package is a form of subscription agreement and Selling Shareholder Questionnaire, which are to be completed and signed by each of the named parties and returned directly to me as quickly as possible. The subscription agreement and questionnaire are a part of our "due diligence" procedures required for inclusion of the warrants in Waste Conversion's Registration Statement pertaining to its public unit offering.

         It is my further understanding that you will be responsible for delivery of the warrants and the promissory notes to the respective parties together with the required forms of subscription agreements and selling stockholder: questionnaires which they are to complete, sign and return to me.



         Yitz Grossman
         Page Two

                  Thank you again for your assistance and cooperation.

                                                Sincerely,

                                                   John G. Herbert

         JGH/ck
         enclosures
         cc:Stan Abrams, President (w/encl.)
         Waste Conversion Systems, Inc.